Exhibit 4.1

NUMBER	SHARES

This Certifies that                                                                                                                                                                             is the

registered holder of                                                                                                                                                                         Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this                                day                               of                                      A.D.20

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

For Value Received,             hereby sell, assign and transfer unto                                                                                                         Shares represented by the within Certificate, and do hereby irrevocably, constitute and appoint                                                                Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated                              A.D. 20

In presence of